INVENTORY FINANCE RIDER

TO ACCOUNTS RECEIVABLE PURCHASING AGREEMENT

THIS INVENTORY FINANCE RIDER TO ACCOUNTS RECEIVABLE PURCHASING AGREEMENT (“Rider”) is made as of the 17th day of February, 2011 by and between DSCH Capital Partners, LLC dba Far West Capital (“Purchaser”) and                                                                                                    Probe Manufacturing, Inc., a Nevada Corporation (“Seller”) to evidence the following:

RECITALS:

WHEREAS, Seller and Purchaser have or contemplate entering into a Accounts Receivable Purchasing Agreement (“ARPA”); and

WHEREAS, Seller desires, from time to time hereafter, to obtain advances from Purchaser under the ARPA, and Purchaser is willing and may, from time to time hereafter, be willing to make advances to Seller, upon the terms and conditions set forth in the ARPA and this Rider;

NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Purchaser to Seller, the parties hereto hereby agree as follows:

1.

Incorporation.

1.1

The above-stated recitals are incorporated into this Rider, and each of the provisions contained in the ARPA between Seller and Purchaser, including, but not limited to Section 25 applicable to Choice of Law, Section 25 applicable to Jury Trial Waiver and Section 27 applicable to Alternative Dispute Resolution.

1.2

The meanings ascribed to all capitalized terms in the ARPA are, likewise, incorporated in this Rider as are any terms defined by the Uniform Commercial Code.

1.3

In the event of any inconsistency between the provisions of the ARPA and this Rider, the terms of this Rider shall take precedence.

2.

Advance Amounts.  Provided there does not exist an Event of Default under the ARPA or this Rider, Purchaser may make advances to or for the benefit of Seller in an aggregate amount up to and not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) from time to time during the term of this Rider and upon Seller’s request therefore, which advances shall be subject to all of the terms and conditions of the ARPA and shall be revolving consisting of advances against Seller’s Eligible Inventory (as defined in section 2.6 below) as follows: The advances against Eligible Inventory, at Purchaser’s discretion, will be in amounts up to the sum fifty percent (50%) of all Eligible Inventory; provided, however, the advances against Eligible Inventory shall at no time exceed thirty three  percent (33%) (known as “balance cap percentage”) of the net outstanding purchased accounts under the ARPA plus the outstanding amount due, or net funds employed, from advances made on eligible inventory within conditions contained within this Rider. The balance cap percentage shall be twenty five percent (25%) after 120 days from date of this Inventory Rider.  Eligible Inventory will be valued at the lower of cost or market value.

2.1

Advances without Documentation.  Each advance made by Purchaser to Seller pursuant to this Rider may or may not (at Purchaser’s sole and absolute discretion) be evidenced by notes or other instruments issued or made by Seller to Purchaser.  Where such advances are not so evidenced, such advances shall be evidenced solely by entries upon Purchaser’s books and records.  Seller may be required to deliver to Purchaser an availability certificate with each advance sought, a copy of which is attached hereto as Exhibit 2.2 and which may from time to time be modified.

2.2

All Advances to Constitute Singular Advance.  All evidences of advances made by Purchaser to Seller under this Rider shall constitute one indebtedness and obligation of Seller to Purchaser under this Rider and shall constitute one general obligation secured by Purchaser’s security interest in all of the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now, or at any time or times hereafter granted by Seller to Purchaser.  All advances Purchaser makes to Seller under this Rider may either be credited to Seller’s Reserve Account as provided for under the ARPA or as may otherwise be agreed to between the parties.

2.3

General Obligations.  In addition to all advances made and to be made by Purchaser to or for the benefit of Seller and all other indebtedness owing by Seller to Purchaser under this Rider such Obligations shall also include any and all indebtedness which may at any time be owing by Seller to Purchaser as defined in the ARPA.

2.4

Mandatory Prepayments.  If, at any time during the term of the Rider, the total unpaid advances shall exceed the Eligible Inventory, as defined below, Seller shall pay to Purchaser an amount equal to such excess within two (2) days after notice from Purchaser.

2.5

Purpose of Advances.  All advances made to Seller under this Rider shall be used exclusively for Seller’s working capital and unless authorized by Purchaser, in writing, may not be used for any other purpose.  Moreover, none of the advances made under this Rider may be used to pay any non-routine business expense including any such form of compensation to employees or distributions to insiders.

2.6

Eligible Inventory.   “Eligible Inventory” shall mean Inventory, exclusive of work in process and raw materials, which is not, in the opinion of Purchaser, obsolete or unmerchantable and which Purchaser, in its sole credit judgment, shall deem Eligible Inventory, based on such credit and collateral considerations as Purchaser may deem appropriate.  Upon the delivery to Purchaser of a schedule of inventory (“Inventory Schedule”), in form and substance satisfactory to Purchaser, Purchaser shall make a determination, in the reasonable exercise of its discretion, as to which Inventory will be deemed to be Eligible Inventory.  With respect to Inventory, Seller warrants and represents to Purchaser that, unless otherwise expressly indicated by Seller to Purchaser in writing, Purchaser may rely upon all statements or representations made by Seller on each Inventory Schedule provided to Purchaser and so long as there are any Obligations outstanding.  Before Inventory may qualify as Eligible Inventory, such Inventory must be listed on a Inventory Schedule and meet the following requirements:  all such inventory must be in good condition, meet all industry standards and standards or regulations imposed by any governmental agency, or department or division thereof, where or when applicable, having regulatory authority over such goods, their use and/or sale and must be currently useable or saleable in the normal course of Seller’s business and be sold within one hundred twenty (120) days from the date of delivery.

2.7

Verification of Inventory; Inspection; Audit.  Any of Purchaser’s officers, employees or agents shall have the right, at any time hereafter, and may, in its discretion, engage others such as certified public accounting firms or appraisal firms, to verify the validity, amount or any other matter relating to any Inventory.  Purchaser (by any of its officers, employees or agents) shall have the right, at any time during Seller’s usual business hours, at any of the business locations or premises of Seller or the premises upon which any of the Inventory is located in order to inspect the Inventory, all books and records related to Seller’s Inventory (and to make extracts from such records), all matters relating to Seller’s general business and financial condition.  Purchaser shall have the right, at any time, to discuss Seller’s affairs and finances and any matters pertaining to the Inventory with any attorney, accountant or creditor of Seller.

2.8

Inventory Collateral Monitoring Fee.  Purchaser shall be entitled to a fee equal to One Percent (1%) of the Net Funds Employed balance as an inventory collateral monitoring fee to reasonably compensate Purchaser for the administrative expenses associated with the monitoring of the Collateral. The fee shall accrue daily and charged monthly.

3.

Fees and Payment Terms.

3.1

Fees.  The fees associated with each advance made to Seller under this Rider and required to be paid to Purchaser are as follows:

3.1.1

A cost of funds fee equal to the published prime rate by the Wall Street Journal plus 4.75% multiplied by the daily outstanding Net Funds Employed. The fee shall accrue daily and be charged monthly.

3.1.2

An origination fee equal to 1.5% of the inventory facility shall be due and payable upon the closing and execution of the rider.

3.2

Payments.  All payments to Purchaser shall be payable at Purchaser’s address set forth in the ARPA or at such other place or places as Purchaser from time to time may designate in writing to Seller and shall be payable as follows:

3.2.1

Seller’s repayment of all advances made under this Rider shall, at Purchaser’s option, be payable from Purchaser’s collection of Seller’s Accounts including those Accounts arising from Seller’s sale of the Eligible Inventory to its customers.

3.2.2

Purchaser shall be entitled, at its sole and exclusive discretion, to require payment of all fees and expenses, as described in the ARPA, to be paid upon demand, or, on the first day of each month (for the immediately preceding month) and all such fees and expenses may be automatically deducted from the Reserve Account;

3.2.3

The balance of the Obligations, if any, shall be payable by Seller to Purchaser upon demand by Purchaser, upon an Event of Default or on termination, whichever first occurs.

3.3

Collections.  In the event Seller (or any entity with whom seller is Affiliated, shareholders, directors, officers, employees, agents or those persons acting for or in concert with Seller) shall receive any cash, checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral, by no later than the first business day following receipt thereof Seller shall deliver the same or cause the same to be delivered to Purchaser, at Purchaser’s address set forth in the ARPA, for application on account of the Obligations.  All cash payments and all checks, drafts, or similar items of payment by or for the account of Seller shall be the sole and exclusive property of Purchaser immediately upon the earlier of the receipt of such items by Purchaser or the receipt of such items by Seller.  All payments made by or on behalf of and all credits due Seller may be applied and reapplied in whole or in part to any of the Obligations to the extent and in the manner Purchaser deems advisable.

3.4

Application of Payments and Collection.  Seller irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Purchaser from or on behalf of Seller, and Seller does hereby irrevocably agree that Purchaser shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Purchaser or its agent against the Obligations, in such manner as Purchaser may deem advisable, notwithstanding any entry by Purchaser upon any of its books and records.

4.

Security Interest.  As security for the prompt payment in full of all present and future advances from Purchaser to Seller under this Rider, Seller hereby grants to Purchaser a security interest in the Collateral.

5.

General Warranties and Representations.  Seller expressly reaffirms each of the covenants and warranties and representations made pursuant to sections 11 and 12 of the ARPA.  In addition, as to each request for an advance made by Seller pursuant to this Rider, Seller shall be deemed to warrant, represent and reaffirm that (i) there does not then exist an Event of Default or any event or condition which, with notice, lapse of time or both and/or the making of such advance, would constitute an Event of Default and (ii) as of the date of said request all of the representations and warranties contained in this Rider as if such representations and warranties were made on the date of such request.

6.

Inventory Warranties and Representations.   With respect to Inventory, Seller warrants and represents to Purchaser that during the term of this Rider and so long as any of the Obligations remain unpaid: (a) in determining which Inventory is “Eligible Inventory” on any Inventory Schedule, Purchaser may rely upon all statements or representations made by Seller on Inventory Schedule to the time said Inventory Schedule is provided to Purchaser and so long as there are any Obligations outstanding, unless otherwise expressly indicated by Seller to Purchaser in writing; and (b) that Inventory designated as Eligible Inventory on any Inventory Schedule meet each eligibility requirement at the time said Inventory Schedule is provided to Purchaser.

6.1

Covenants with Respect to Inventory.   During the term of this Rider and the ARPA, Seller covenants at all times that:

6.1.1

Seller shall keep correct and accurate records, on a standard cost basis, of all Inventory, including the cost and selling price thereof, and the daily withdrawals therefrom and additions thereto, and same shall be reported and assigned to Purchaser monthly (or more frequently as required by Purchaser) by category and location.  Such written reports must be received no later than fifteen (15) days after each month end (or sooner as required by Purchaser).  Seller shall furnish to Purchaser a summary Inventory Schedule, evidencing the results of a physical inventory which shall be conducted no less than annually and be supported by copies of an Inventory summary.  Seller shall provide Purchaser with such information and, upon request, all documents, including, without limitation, copies of invoices and shipping documents relating to Seller=s purchase of goods listed on said schedule.

6.1.2

Seller shall sell Inventory only in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of any indebtedness owed to the recipient of such Inventory).

6.1.3

Seller shall be liable and/or responsible for; (i) the safekeeping of Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory; or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other person in any way dealing with or handling Inventory.

6.1.4

All invoices covering sales of Inventory shall be assigned to Purchaser in accordance with the provisions of the ARPA and the proceeds thereof, if collected by Seller, are to be remitted to Purchaser in accordance with, pursuant to and under the constraints imposed by the ARPA.  Cash sales of the Inventory or sales in which a lien upon or security interest in the Inventory is retained shall only be made by Seller upon Purchaser’s prior written approval and the proceeds of such sales, whether cash, documents or instruments, shall not be commingled with Seller’s or other property, but shall be segregated, held by Seller in trust for Purchaser, as Purchaser’s exclusive property, and shall be delivered immediately by Seller to Purchaser in the identical form received.

6.1.5

All Inventory is and shall remain located and stored on Seller’s premises or is Inventory on consignment or is Inventory in transit.  Inventory locations are detailed on and shall be maintained exclusively at the locations identified in Schedule 6.1.5 attached hereto and made a part hereof.  No Inventory is now, and shall not at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Purchaser’s prior written consent and, if Purchaser gives such consent, Seller will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Purchaser, in form and substance acceptable to Purchaser, warehouse receipts therefor in Purchaser’s name.

6.1.6

No Inventory is subject to any lien or security interest whatsoever, except for the security interest granted to Purchaser, or a lien or security interest subordinated to the security interest of Purchaser hereunder in a manner satisfactory to

Purchaser in form and substance.

6.1.7

Seller shall promptly pay when due all taxes, assessments, and any other form of claim that may be levied or assessed upon the Inventory.  In the event Seller, at any time hereafter, shall fail to pay such taxes or other assessments or to promptly obtain the discharge of same, Seller shall so advise Purchaser thereof in writing and Purchaser may, without waiving or releasing any liability of Seller hereunder or any Event of Default, in its sole discretion and without notice to Seller at any time or time thereafter make such payment, or any part thereof, or obtain such discharge and take any other actions with respect thereto which Purchaser deems advisable.  All sums so paid by Purchaser and any expenses, including reasonable attorney=s fees, court costs, expenses and other charges relating thereto, shall be payable upon demand, by Seller to Purchaser and shall be additional Obligations hereunder secured by the Inventory.

6.1.8

Seller shall maintain books and records pertaining to the Inventory in such detail, form and scope as Purchaser shall require.  Seller agrees to notify Purchaser promptly of any change in Seller’s name, mailing address, principal place of business or location of the Inventory.

6.1.9

Seller shall also promptly notify Purchaser of any substantial change relating to the type, quantity or quality of the Inventory, or any event which would have a material effect on the value of the Collateral or on the lien and security interest granted to Purchaser herein.

6.1.10

All Collateral placed by Seller on consignment with any Person shall be consigned in accordance with Purchaser’s requirements noted on Schedule 6.1.10 (if applicable).

6.1.11

Seller shall comply with all laws, statutes, regulations, and ordinances of any governmental entity, or of any agency thereof, applicable to Seller a violation of which, in any respect, may materially and adversely affect the Inventory; provided that Seller may contest any law, statute, regulation or ordinance in any reasonable manner which will not, in Purchaser’s opinion, adversely affect Purchaser’s rights or the priority of the lien or security interest in the Inventory.

6.1.12

Seller shall, at its sole cost and expense, keep and maintain insurance on the Inventory for its full insurable value against loss or damage by fire, theft, explosion, sprinklers, business interruptions and all other hazards and risks ordinarily insured against by other owners or users of such properties.  All policies of insurance on the Inventory shall (i) be in form and with insurers acceptable to Purchaser, (ii) be in such amounts as may be satisfactory to Purchaser, (iii) provide that in respect of the respective interest of such parties, the insurance shall not be invalidated by any action, inaction or breach of warranty, declaration, or condition by any Seller or any other person (other than Purchaser), and (iv) provide that the insurers shall waive any right of subrogation against Purchaser.  Seller shall deliver to Purchaser the original (or certified copy) of each issued Certificate of Insurance for each policy of insurance and evidence of payment of all premiums therefor and such delivery shall constitute a pledge of and security interest in such policy.  Such policies of insurance shall contain an endorsement in form and substance acceptable to Purchaser, showing that, as may be required by Purchaser, Purchaser is either a co-insured or is recognized as the loss payee under the policy.  Such endorsement or an independent instrument furnished to Purchaser, shall provide that the insurance companies will give Purchaser at least thirty days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Seller or any other person shall affect the right of Purchaser to recover under such policy or policies of insurance in case of loss or damage.  Seller hereby agrees to direct all insurers under such policies of insurance to pay all proceeds payable thereunder and any refunds or overpayments of premiums directly to Purchaser.  Seller irrevocably makes, constitutes and appoints Purchaser as Seller’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Seller on any check, draft, instrument or other items of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

7.

Termination.

7.1

The initial termination date of this Rider shall be one (1) year from the initial advance of funds by the Purchaser and the initial period shall be automatically extended for successive one-year periods thereafter (“Renewal Terms”), unless terminated as provided in this Rider.  Notwithstanding any provision herein to the contrary, the outstanding amount of all advances made under this Rider shall be payable upon an Event of default, as defined herein, or upon the termination date, whichever first occurs.

7.2

Seller may, at its option, prepay all outstanding advances in whole and terminate this Rider during the term by giving Purchaser irrevocable written notice of its intention to make such prepayment and termination at least thirty (30) days prior thereto, provided, that, in order for notice of such termination by Seller to become effective, Seller shall, on the date specified for such prepayment, pay to Purchaser, in cash or by federal wire transfer, the total amount of the Obligations outstanding to the date of such prepayment.

7.3

Seller may terminate this Rider on the termination date and/or at the end of any Renewal Term by giving Purchaser thirty (30) days prior written notice of such termination, by certified or registered mail.

7.4

Purchaser may terminate this Rider at any time after the date of this Agreement by giving Seller thirty (30) days written notice of such termination, by certified or registered mail.

7.5

Upon the occurrence of an Event of Default by Seller or termination, however occurring, under either the ARPA or this Rider, Purchaser may terminate this Rider immediately, without notice.  Upon the effective date of termination, whether such termination is pursuant to the occurrence of an Event of Default or otherwise, all Obligations shall become immediately due and payable without notice or demand.

7.6

Upon termination, however occurring, Seller covenants and agrees that Seller shall deliver to Purchaser such documents, agreements, releases and indemnifications as Purchaser may require in order to release and indemnify Purchaser from any and all claims and causes of action arising out of this Rider.  Purchaser covenants and agrees that Purchaser shall be under no obligation to release its security interest in the Collateral until such time as Purchaser has received such documentation.

8.

Events of Default:  Rights and Remedies on Default.

8.1

Events of Default.  The occurrence of one or more of the following events shall constitute an “Event of Default:” (a) Seller fails to pay the Obligations when due and payable or declared due and payable or is in default in the payment of all or any portion of the indebtedness or Seller fails or neglects to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in this Rider or in any other agreement, which is required to be performed, kept or observed by Seller; (b) Seller fails to: (i) immediately pay to Purchaser any proceeds of Collateral in strict compliance with the requirement of section 3.1.4 hereof; (c) a default shall occur under any agreement, document or instrument (subject to any right to cure therein), other than this Rider, hereafter existing, to which Seller is a party; (d) any statement, report, financial statement, or certificate made or delivered by Seller, or any of its officers, employees or agents, to Purchaser is not true and correct, in any material respect; (e) there shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral; (f) the

Collateral or any other assets of Seller or any of its subsidiaries shall be attached, seized, levied upon subject to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter, or if a decree or order  is rendered by a court having jurisdiction for the appointment of a receiver, trustee, or custodian for any assets of Seller or a subsidiary and the same is not dismissed within thirty (30) days after the application therefor; (g) an application is made against Seller for relief under any section or chapter of the United States Bankruptcy Code or any similar State or Federal law or regulation or Seller makes an assignment for the benefit of its creditors; (h) Seller ceases to conduct its business as now conducted without the Purchaser’s consent or is enjoined, restrained or in any way prevented by court order from conducting all or am material part of its business affairs; (i) except as permitted herein, a notice of lien, levy or assessment is filed of record with respect to all or any of Seller’s assets by the United States, or any department, agency or instrumentality thereof, or by any sate, county, municipal or other governmental agency or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon the Collateral or any other or Seller’s assets and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; or (j) Seller becomes insolvent, has suspended the transaction of its usual business or is generally not paying its debts as they become due evidenced by Seller’s admission, in writing or otherwise; (k) the occurrence of any material and adverse change in the business operations and condition, financial or otherwise, of Seller or any guarantor of the Obligations; (l) any guarantor of the Obligations shall be in default under any agreement to which it is a party, or demand is made on any such guarantor under the terms of any guaranty agreement to which such guarantor is a party; (m) there shall be any material, adverse change from the present condition or affairs (financial or otherwise) of the Seller and/or the guarantor that, in the Purchaser’s reasonable opinion, impairs its Collateral or increases its risk; or (n) there shall occur any change in the ownership of the stock of the Seller or Seller pursues any corporate action to effect a dissolution, merger or liquidation.

8.2

Default Rate of Interest.  Upon and after an Event of Default, including, but not limited to, a breach of the covenants hereunder, the Obligations shall bear interest, calculated daily on the basis of a 360-day year at a rate of interest equal to twenty eight percent (28%) per annum (both before and after judgment) until paid in full, or the Event of Default is cured, provided, however, that the default rate of interest shall in no event be in excess of the maximum legal rate allowed by law.

8.3

Acceleration of the Obligations.  Upon the occurrence of any Event of Default, all of the Obligations (and accrued interest thereon) shall automatically and without demand, notice or legal process of any kind, become due and payable and this Rider shall automatically terminate.  Notwithstanding any termination, until all of Seller’s Obligations to Purchaser of every nature whatsoever shall have been fully paid and satisfied, Purchaser shall be entitled to retain its security interest in and to all existing and future Collateral and Seller shall continue to turn over all collections of Accounts and proceeds of other Collateral to Purchaser for application on the Obligations.

8.4

Remedies.  Upon and after an Event of Default, Purchaser shall have the following rights and remedies: (a) All of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Rider, the ARPA and in any other agreements; (b) the right to (i) enter upon the premises of Seller or any subsidiary, without any obligation to pay rent, through self-help and without judicial process, without first obtaining a final judgment or giving Seller notice and opportunity for a hearing on the validity of Purchaser’s claim, or any other place or places where the Collateral is located and kept, and remove the Collateral therefrom to the premises of Purchaser or any agent of Purchaser, for such time as Purchaser may desire, in order to effectively collect or liquidate the Collateral, and/or (ii) require Seller and the subsidiaries to assemble the Collateral and make it available to Purchaser at a place to be designated by Purchaser, in its sole discretion; (c) The right to (i) do all acts and things necessary, in Purchaser’s sole discretion, to fulfill Seller’s obligations under this Rider; (ii) endorse the name of Seller or any subsidiary upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Inventory; (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Inventory to which Seller has access; (d) The right (i) to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Purchaser, in its sole discretion, may deem advisable; (ii) unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Purchaser will send Seller reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made.  The requirement of sending reasonable notice shall be met if the notice is mailed postage prepaid to Seller at least five (5) days before the time of the sale of intended disposition of the Collateral; and (iii) conduct such sales on Seller’s or any subsidiary’s premises or elsewhere and use Seller’s or any subsidiary’s premises without charge for such sales for such time or times as Purchaser may see fit.

8.5

Purchaser is hereby granted a license or other right to use, without charge, Seller’s and any subsidiary’s labels, patents, copyrights, rights of use of any name, trade secret, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Seller’s or any subsidiary’s rights under all licenses and all franchise agreements shall inure to Purchaser’s benefit.  Purchaser shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Purchaser may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.  The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorney’s fees and expenses incurred by Purchaser for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral second to interest due; and third to the principal.  If any deficiency shall arise, Seller shall remain liable to Purchaser therefore; (f) The right to postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale.

8.6

Remedies Cumulative.  The remedies of Purchaser hereunder are cumulative and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any other remedies which Purchaser may have under this Rider or any other agreement between Seller and Purchaser.

8.7

No Preservation or Marshalling.  Seller agrees that Purchaser has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any person.

8.8

Notice of Inventory Disposition.  Any notice required to be given by Purchaser of a sale, lease, other disposition of the Inventory or any other intended action by Purchaser, deposited in the United States Mail, certified mail, return receipt requested, postage prepaid and duly addressed to Seller, at the address set forth in the ARPA, five (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Seller.

8.9

Appointment of Purchaser as Seller’s Lawful Attorney.  In order to carry out this Rider, Seller irrevocably designates, makes, constitutes and appoints Purchaser (and all persons designated by Purchaser) as Seller’s true and lawful attorney (and agent-in-fact) and Purchaser, or Purchaser’s agent, may, without notice to Seller, and at such time or times thereafter as Purchaser or said agent, in its sole discretion, may determine, in Seller’s or Purchaser’s name: (i) take control, in any manner, of any item of payment or proceeds referred to herein; (ii) prepare, file and sign Seller’s name on any Notice of Lien, Assignment or Satisfaction of Lien or similar document in connection with the Inventory; (iii) do all acts and things necessary, in Purchaser’s sole discretion, to fulfill Seller’s obligations under this Rider; (iv) endorse the name of Seller upon any of the items of payment or proceeds and deposit the same to the account of Seller on account of the Liabilities; (v) endorse the name of Seller upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Inventory; and (vi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Inventory to which Seller has access.

9.

Severability.   Wherever possible, each provision of this Rider shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Rider shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.

Integration.  Except to the extent that this Rider is intended to supplement the ARPA, this Rider constitutes a complete agreement of the parties as to its content and is intended to be a fully integrated agreement.  There are no provisions of any nature whatsoever relating to the subject matter of this Rider which are not contained herein.  No representations or statements of any kind, other than as contained herein, have been made by the parties hereto or any of their agents or representatives.  This Rider supersedes all prior negotiations, offers and discussions with respect to the subject matter hereof and shall be construed in conjunction with the ARPA.  This Rider, which is subject to modification only in writing, is supplementary to, and is to be considered a part of, the ARPA, shall take effect when dated, accepted and signed by one of the officers of Purchaser.

11.

Release.  In the event this Rider is executed subsequent to the ARPA, Seller acknowledges that by the execution and acceptance of this Rider by Purchaser, Seller does herewith release, discharge and acquit Purchaser from any and all claims, known or unknown, asserted or unasserted, in contract, tort or otherwise, relating to or arising under the ARPA.

12.

Definitions:

12.1

“Net Funds Employed” means and is equal to an amount, which varies based on any given time period, the total amount of all advances that Purchaser makes to Seller under this Rider less the total amount that Purchaser receives from Account Debtors in payment of advances to the extent such total amount received exceeds, after applying Clearance Days, the Required Reserve Amount.

IN WITNESS WHEREOF, the parties have hereunto set their hand and seal as of the day and year specified at the beginning hereof.

SELLER – Probe Manufacturing, Inc.

a Nevada Corporation

Signature:/s/ Kambiz Mahdi

By: Kambiz Mahdi

                                                                        Its: CEO

Address: 17475 Gillette Ave.

   Irvine, CA 92614

  Austin, TX 78728

DSCH CAPITAL PARTNERS, LLC

d/b/a FAR WEST CAPITAL

                                                                        Signature: /s/ Brian Center

By: Brian Center

Its:   COO